                                                                 EXHIBIT (4)(i)

                       BANYAN MORTGAGE INVESTMENT FUND
                        REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "Agreement") is made and entered into as of this 21st day of May, 1996, by and between Banyan Mortgage Investment Fund, a Delaware corporation (the "Company"), and RGI Holdings, Inc., a Washington corporation (the "Stockholder").

                                    RECITALS

         WHEREAS, the Stockholder holds 7,466,666 shares of the Company's Common Stock (the "Shares") issued pursuant to an Agreement and Plan of Merger dated as of April 12, 1996, as amended and restated as of May 17,1996, by and among the Company, the Stockholder and RGI U.S. Holdings, Inc., a Washington corporation (the "Merger Agreement").

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the Merger Agreement, the parties hereto further agree as follows:

1.       RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS

         1.1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                 (a) "Other Holders" shall mean persons other than the Stockholder who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations of the Company.

                 (b) "Registrable Securities" shall mean (i) the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Shares, provided, however, that Registerable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public, or which have been sold in a private transaction in which Stockholder's rights under this Agreement are not assigned.

                 (c) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                 (d) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Stockholder, or the compensation of regular employees of the Company, which shall be paid in any event by the Company.

                 (e) "Rule 144" shall mean Rule 144 as promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

                 (f) "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

                 (g) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                 (h) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for the Stockholder (other than the fees and disbursements of counsel included in Registration Expenses).

         1.2.    Requested Registration.

                 (a) Request for Registration. If the Company shall receive from the Stockholder a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the aggregate proceeds of which will (after deduction for underwriter's discounts and expenses related to the issuance) exceed $1,000,000, the Company will, as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request.

         The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

                          (i)     In any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                          (ii)    After the Company has initiated two such
registrations pursuant to this Section 1.2(a) (counting for these purposes only registrations which have been declared or ordered effective, and pursuant to which securities have been sold, and registrations which have been withdrawn by the Stockholder as to which the Stockholder has not elected to bear the Registration Expenses pursuant to Section 1.4 hereof and would, absent such election, have been required to bear such expenses);

                          (iii) During the period starting with the date sixty
(60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                          (iv)    If the Stockholder proposes to dispose of
shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 1.5 hereof.

                 (b) Subject to the foregoing clauses, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Stockholder; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be detrimental to the Company, and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to the Stockholder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company for such registration statement to be filed in the near future, and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Stockholder, and, provided further, that the Company shall not defer its obligation in this manner more than once in any six month period.

                 (c) If the Company shall request inclusion in any registration pursuant to Section 1.2 of securities being sold for its own account, or if Other Holders shall request inclusion in any registration pursuant to this Section 1.2, the Stockholder shall offer to include such securities in the underwriting and may condition such offer on the acceptance by the Company or the Other Holders of the further applicable provisions of this Section 1; provided that in no event shall the Stockholder be limited as to the amount of Registrable Securities it may register and sell. The Company shall (together with any Other Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Stockholder, which underwriters are reasonably acceptable to the Company. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Stockholder. The securities so excluded shall also be withdrawn from registration.

         1.3.    Company Registration.

                 (a) If the Company shall determine to register any of its securities either for its own account or the account of any Other Holders exercising their respective demand registration rights other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

                          (i)     promptly give to the Stockholder written
notice thereof; and

                          (ii)    use its best efforts to include in such
registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by the Stockholder and received by the Company within ten (10) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of the Stockholder's Registrable Securities.

                 (b) If the registration of which the Company gives written notice under Section 1.3(a) above is for a registered public offering involving an underwriting, the Company shall so advise the Stockholder as a part of such notice. In such event, the right of the Stockholder to registration pursuant to this Section 1.3 shall be conditioned upon the Stockholder's participation in such underwriting and the inclusion of such Stockholder's Registrable Securities in the underwriting to the extent provided herein. If the Stockholder proposes to distribute any Registrable Securities through such underwriting, Stockholder shall (together with the Company and Other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

         Notwithstanding any other provision of this Section 1.3, if (i) the registration involves an underwriting and the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, or (ii) if the registration does not involve an underwriting and the Company shall furnish to the Stockholder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be detrimental to the Company not to limit the number of shares to be registered, then the representative or the Company, as the case may be, may (subject to the limitation set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and/or underwriting.

The Company shall so advise the Stockholder and all Other Holders requesting registration, and the number of shares of securities that are entitled to be included in the registration and/or underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 1.11 hereof. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.11 hereof.

         1.4. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.2 and 1.3 hereof, and the reasonable fees of counsel for the Stockholder in the case of registrations pursuant to Section 1.2 shall be borne by the Company; provided, however, that if the Stockholder bears the Registration Expenses for any registration proceeding initiated pursuant to
Section 1.2 and subsequently withdrawn by the Stockholder, such registration proceeding shall not be counted as a requested registration pursuant to Section
1.2 hereof. Furthermore, in the event that a withdrawal by the Stockholder is based upon material adverse information relating to the Company that is different from the information relating to the Company known or available (upon request from the Company or otherwise) to the Stockholder at the time of its request for registration under Section 1.2, such registration shall not be treated as a counted registration for purposes of Section 1.2 hereof, even though the Stockholder does not bear the Registration Expenses for such registration. All Selling Expenses relating to Registrable Securities so registered shall be borne by the Stockholder.

         1.5. Registration on Form S-3. The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, the Stockholder shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by the Stockholder), provided, however, that the Company shall not be obligated to effect any such registration if (i) the Stockholder, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000, or (ii) the Company shall furnish the certification described in Section 1.2(b)(ii) (but subject to the limitations set forth therein), or (iii) in a given nine-month period, the Company has already effected one (1) such registration in such period. If the registration is for an underwritten offering, the provisions of Section 1.2(c) hereof shall apply to such registration.

         1.6. Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 1, the Company will keep the Stockholder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

                 (a) Keep such registration effective for a period of one hundred twenty (120) days or until the Stockholder has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Stockholder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") in the registration statement;

                 (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                 (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as the Stockholder from time to time may reasonably request; and

                 (d) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

         1.7.    Indemnification.

                 (a) The Company will indemnify the Stockholder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Stockholder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse the Stockholder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling the Stockholder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Stockholder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been reasonably withheld).

                 (b) The Stockholder will, if Registrable Securities held by the Stockholder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company and such directors, officers, partners, legal counsel, and accountants, and such underwriters and control persons, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made is such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by the Stockholder and stated to be specifically for use therein, provided, however, that in no event shall any indemnity under this Section 1.7 exceed the gross proceeds from the offering received by the Stockholder.

                 (c)      Each party entitled to indemnification under this
Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claims or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.7, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation resulting therefrom, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                 (d)      If the indemnification provided for in this Section
1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and the opportunity to correct or prevent such statement or omission.

                 (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with an underwritten public offering contemplated hereby are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         1.8. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Stockholder, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable that the registration rights granted to the Stockholder hereunder.

         1.9. Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to the Stockholder by the Company under this Section 1 may be transferred or assigned by the Stockholder only to a transferee or assignee of not less than 50,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of the Stockholder under this Agreement.

         1.10. "Market Stand-Off" Agreement. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, the Stockholder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Stockholder (other than those included in the registration) during the one hundred twenty (120) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that all Other Holders and officers and directors of the Company are bound by and have entered into similar agreements.

         The obligations described in this Section 1.10 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred twenty (120) day period.

         1.11. Allocation of Registration Opportunities. In any Company registration pursuant to Section 1.3 hereof in which all of the Registrable Securities and other shares of Common Stock of the Company with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Stockholder or Other Holders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Stockholder and Other Holders pro rata on the basis of the total number of shares of Registrable Securities and Other Shares that are held by the Stockholder and Other Holders (assuming conversion of all convertible securities).

         1.12. Delay of Registration. The Stockholder shall not have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.13. Termination of Registration Rights. The rights of the Stockholder to request registration or inclusion in any registration pursuant to Section 1.2, 1.3 or 1.5 shall terminate on such date as all shares of Registrable Securities held by the Stockholder may immediately be sold under Rule 144 during any 90-day period.

2.       MISCELLANEOUS

         2.1. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

         2.2. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         2.3. Entire Agreement; Amendment; Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Stockholder.

         2.4. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed (a) if to the Stockholder, at RGI Holdings, Inc., U.S. Bank Centre, 1420 Fifth Avenue, 42nd Floor, Seattle, Washington 98101, or at such other address as the Stockholder or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at such address or facsimile number as the Company shall have furnished to the Stockholder in writing. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery.

         2.5. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Stockholder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of the Stockholder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Stockholder of any breach or default under this Agreement or any waiver on the part of the Stockholder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Stockholder, shall be cumulative and not alternative.

         2.6. Information Confidential. The Stockholder acknowledges that the information received by it may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or the Stockholder is required to disclose such information by a governmental body.

         2.7. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not be considered in construing or interpreting this Agreement.

         2.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the date first above written.


                        BANYAN MORTGAGE INVESTMENT FUND


                        By:  /s/ Leonard G. Levine
                            -------------------------------------------------
                        Name:  Leonard G. Levine
                        Title:  President

                        RGI HOLDINGS, INC.


                        By:  /s/ Kenneth L. Uptain
                            -------------------------------------------------
                        Name:  Kenneth L. Uptain
                        Title:  President